Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: ir@gipreit.com

GENERATION INCOME PROPERTIES ANNOUNCES

MONTHLY CASH DISTRIBUTIONS

Tampa, FL, October 6, 2021 – Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIP” or the “Company”) announced today that its Board of Directors has declared regular monthly cash distributions of $0.054 per share of common stock for each of October, November, and December 2021.

These distributions were declared pursuant to a cash distribution policy approved by the Board of Directors which targets total annual distributions of approximately $0.65 per share of common stock. The actual declaration of future cash distributions, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

The Company's distributions declared on October 5, 2021, will be payable to shareholders of record on October 15, 2021, November 15, 2021, and December 15, 2021, and are expected to be paid on or about October 30, 2021, November 30, 2021, and December 30, 2021, respectively.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to our monthly distribution. There can be no assurance that future distributions will be declared. The declaration of future monthly distributions is subject to approval of our Board of Directors each quarter after its review of our financial performance and cash needs. Declaration of future distributions is also subject to various risks and uncertainties, including: our cash flow and cash needs; compliance with applicable law; restrictions on the payment of distributions under existing or future financing arrangements; changes in tax laws relating to corporate distribution; the deterioration in our financial condition or results, and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in major United States cities. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company’s control

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which could have a material adverse effect on the company’s business, financial condition, and results of operations. Some of these risks and uncertainties are identified in the Company's most recent Registration Statement on Form S-1 and its other filings with the SEC, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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